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                                                                EXHIBIT 4.1

               1988 INTEK DIVERSIFIED CORPORATION KEY EMPLOYEE

                         INCENTIVE STOCK OPTION PLAN


                                  ARTICLE I

                                   THE PLAN

  1.1 Name. This Plan shall be known as the "1988 INTEK Diversified Corporation Key Employee Incentive Stock Option Plan."

  1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to key employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such employees of Options under the terms set forth herein. By thus encouraging such employees to become owners of Common Stock, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

  1.3 Effective Date. The Plan, upon approval at the Company's Annual Meeting of Stockholders, shall be effective as of August 15, 1988.

  1.4 Term of Plan. The term during which Options may be granted under the Plan shall expire on August 14, 1998 unless sooner terminated as provided in
Article VIII of the Plan.


                                   ARTICLE II

                                  DEFINITIONS

  2.1 Definitions. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

   (a)   "Board" shall mean the Board of Directors of the Company.

   (b) "Code" shall mean the Internal Revenue Code of 1954, as amended, and any reference to a specific provision of the Code shall be deemed to refer to such provision as in effect at the relevant time.

   (c) "Committee" shall mean the Key Employee Incentive Stock Option Committee of the Board.

   (d)   "Common Stock" shall mean the Company's common stock, par value
  $.01 per share, or, in the event that the Common Stock is hereafter changed into or exchanged for
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  shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

   (e) "Company" shall mean INTEK Diversified Corporation, a Delaware corporation.

   (f) "Date of Grant" shall mean the date on which an Option is granted under the Plan.

   (g) "Fair Market Value" shall mean the average between the closing bid and asked prices per share of Common Stock; in the over-the-counter-market, as reported by NASDAQ, on the Date of Grant or, if the markets are closed on the Date of Grant, on the first preceding date on which they are open.

   (h) "Option" shall mean an option to purchase Common Stock granted pursuant to the provisions of Article VI hereof.

   (i) "Optionee" shall mean an employee to whom an Option has been granted hereunder.

   (j) "Plan" shall mean the 1988 INTEK Diversified Corporation Key Employee Stock Option Plan, the terms of which are set forth herein.

   (k) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Stock hereunder.

   (l) "Subsidiary" or "Subsidiaries" shall mean a subsidiary corporation or corporations of the Company as defined in Section 425 of the Code.

   (m) "Successor" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.


                                  ARTICLE III

                                  PARTICIPANTS

  3.1 Participation in The Plan. Any officer or other key employee of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make consistent with the terms and conditions of the Plan.





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                                  ARTICLE  IV

                                 ADMINISTRATION

  4.1 Powers and Duties of Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than three members appointed by the Board. Members of the Committee may, but need not, be members of the Board. Any vacancies on the Committee shall be filled by the Board. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible employees those to whom and the time or times at which Options may be granted and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

  4.2 Action by Committee. The majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the members of the Committee present at any meeting while a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members present may adjourn any meeting from time to time until a quorum be had. The members shall act only as a Committee and the individual members shall have no power as such.

  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Committee may be taken without a meeting if, prior or subsequent to such action, all members of the Committee consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Committee. Such consent shall have the same effect as a unanimous vote of the Committee for all purposes.

  4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                   ARTICLE V

                     SHARES OF COMMON STOCK SUBJECT TO PLAN

  5.1 Stock Subject to the Plan. The stock to be offered under the Plan shall be the Company's authorized Common Stock. Said stock shall be either unissued stock or treasury stock. Subject to adjustment as provided in Section 5.3 hereof, the aggregate amount of Common Stock to be issued upon exercise of all Options granted under the Plan shall be 500,000 shares.

  5.2 Options Granted Under the Plan. Shares of Common Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for issuance





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pursuant to this Plan. If Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options relate.

  5.3 Antidilution. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend:

   (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

   (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

   (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or part, to the extent that it shall not have been exercised, giving due regard to any installment exercise provisions which may be applicable; and

   (d) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.


                                   ARTICLE VI

                                    OPTIONS

  6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the Date of Grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

  6.2  Option Price.

     (a) The Option price of the Common Stock subject to the Option shall be determined by the Committee, but the Option price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant for all persons eligible to participate in the Plan, except persons described in Section 6.3; in the case of persons described in Section 6.3, the Option price shall be not less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.



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   (b)   The Option price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by certified, bank cashier's or teller's check payable to the order of the Company.

   (c) The proceeds of the sale of the Common Stock upon the exercise of any Option shall be added to the general funds of the Company and used for its corporate purposes.

  6.3 More Than 10% Stockholders. A "person described in Section 6.3" shall mean a person who, at the time the Option is granted, owns more than 10% of the total combined voting power of all classes of common stock of the Company, its parent, or its Subsidiaries.

  6.4 Option Period. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the Date of Grant for all persons eligible to participate in the Plan, except persons described in Section 6.3; in the case of persons described in Section 6.3, such period shall not exceed five years from the Date of Grant.

  6.5  Exercise of Option.

   (a) An Option may be exercised in whole or in part with respect to whole shares only.

   (b) An Option shall be exercisable by written notice signed by the Optionee and delivered to the Company at its principal executive offices and shall:

     (i) State the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and the Optionee's name and address and social security number;

     (ii) Be accompanied by payment in full for such shares in the manner prescribed by Section 6.2(b) of this Plan.

   (c) As a condition to the exercise of an Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required by any applicable law or regulation, including a representation that at the time of such exercise it is the Optionee's then intention to acquire the Common Stock being purchased for investment and not with a view to distribution thereof; provided, however, that the receipt of such a representation shall not be required upon exercise of the Option in the event that at the time of such exercise a Registration Statement under the Securities Act of 1933, as amended, is effective with respect to the Common Stock subject to the Option or an exemption from registration under said Act shall be available. In this connection, in the event the Common Stock issued pursuant to an Option shall not have been registered with the Securities and Exchange Commission, the Common Stock shall bear the following legend:

     "The Securities represented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective




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       registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

  6.6 Nontransferability of Option. An Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Moreover, particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

  6.7  Effect of Death or Other Termination of Employment.

   (a) If an Optionee ceases to be employed by the Company or its Subsidiaries for any reason other than death, the Optionee may, but only within three months immediately following such cessation of employment, exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such cessation; the period for exercising the Option shall terminate at the end of such three month period. If an Optionee dies during such three month period, the Option may be exercised within that three month period by the Optionee's estate through the Optionee's Successor as and to the extent the Optionee was entitled to exercise the Option at the date of death.

   Notwithstanding anything contained in the Plan to the contrary, if it is determined by the Board (either before or after cessation of employment of the Optionee) that an act of misconduct, dishonesty or insubordination was committed by the Optionee at any time while such Optionee was in the employ of the Company or any Subsidiary, all Options and all purchase rights with respect to all Options granted to such Optionee shall immediately terminate.

   (b) If an Optionee dies while in the employ of the Company or any Subsidiary, the Option granted such Optionee may, but only within the year immediately following such death, be exercised by the estate of the Optionee through the Optionee's Successor as and to the extent that the Optionee was entitled to exercise the Option at the date of death and the period for exercising the Option shall terminate at the end of such one-year period.

  6.8 Not a Stockholder. An Optionee or his Successor, as the case may be, will not be deemed to be the holder of any Common Stock subject to an Option unless and until certificates of such Common Stock are issued to him under the terms of the Plan.

  6.9 Loans to Assist in Exercise of Options. If approved by the Board of Directors, the Company may lend money or guarantee loans by third parties to any Optionee to finance the


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exercise of any Option granted under the Plan and to carry Common Stock thereby acquired.

  6.10 Restrictions on Exercise of Options. An Option granted under the Plan may not be exercised while there is outstanding (as such term is defined in Section 422A(c)(7) of the Code) any incentive stock option (within the meaning of Section 422A of the Code) which was granted, before the Date of Grant of such Option, to such Optionee to purchase stock in the Company or in a corporation which, on the Date of Grant of the Option, is a parent or subsidiary corporation of the Company, or in a predecessor corporation of any of such corporations.

  6.11 Options Not to Exceed $100,000/Year. The aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock for which an Optionee may be granted Options in any calendar year (under all such plans of the Company and any corporation which may constitute a parent or subsidiary corporation of the Company) shall not exceed $100,000 plus any unused limit carry-over to such year, as computed under the provisions of Section 422A(c)(4) of the Code.


                                  ARTICLE VII

                         ISSUANCE OF STOCK CERTIFICATES

  The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless the exercise of the Option and the issuance and delivery of the Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state "Blue Sky" laws and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall further be subject to approval of counsel for the Company with respect to such compliance.

                                  ARTICLE VIII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

  8.1 Generally. The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may:

   (a) Increase the total number of shares of Common Stock subject to the Plan except as contemplated in Section 5.3 hereof; or

   (b)   Change the manner of determining the Option price.



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  8.2  No Effect on Options.  Termination, amendment or modification of the
Plan shall not in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or his Successor.


                                   ARTICLE IX

                                 MISCELLANEOUS

  9.1 Employment. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

  9.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

  9.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

  9.4 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

  9.5 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

  9.6 Governing Law. This Plan shall be controlled, construed and enforced under the laws of the State of Delaware.



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